                                                                   Exhibit 99.4


                                    Form of


             Golden State Bancorp Inc. Form of Election and Guide

Please refer to the accompanying Proxy Statement-Prospectus for an explanation of the terms of the election.

GUIDE
   (1) Number of shares of Golden State Bancorp Inc. Common Stock ("GSB Shares") you own.
   (2) The Social Security Number or Taxpayer ID Number as listed on your account. Please verify that this is your correct Social Security Number or Taxpayer ID Number.
   (3) If your Social Security Number or Taxpayer ID Number is incorrect, please print the correct number in the area provided.
   (4) You must sign in the area provided and check the box labeled EXEMPT or you will be subject to backup withholding as required by the Internal Revenue Service. Please see the enclosed Instructions for Completing Substitute Form W-9 for more information.

Choose one of the following Elections (Boxes 5, 6 or 7)

   (5) If you mark this box, you are electing stock consideration for all of your GSB Shares, subject to possible proration as described in the accompanying Proxy Statement-Prospectus.


   (6) If you mark this box, you are electing cash consideration for all of your GSB shares, subject to possible proration as described in the accompanying Proxy Statement-Prospectus.


   (7) If you mark this box, you are electing a combination of stock consideration and cash consideration, subject to possible proration as described in the accompanying Proxy Statement-Prospectus. Please insert the number of GSB Shares for which you are electing stock consideration, subject to possible proration. Cash consideration, subject to possible proration, will automatically be elected for the remainder of your GSB Shares.

   (8) Mark this box and complete Box A on the back of this form if you are unable to locate any or all of your GSB Share certificates.

   (9) Mark this box and complete Box B on the back of this form if you would like your stock or cash consideration to be issued in another name.

   (10) All registered owners, as shown on the Form of Election, must sign below. Do not sign GSB Share certificates.
   (11) Please give us your daytime and/or evening telephone number in case we need to contact you.


Your right to make an election will expire if we do not receive your GSB Share certificates (or a Notice of Guaranteed Delivery or Election of Lost Certificates) and a properly completed Form of Election prior to 5:00 PM New
                    York City time, on [          ], 2002.


                          Detach Form Before Mailing
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                  - - - - - -
                    [Name and Address of Registered Owner]

                  GOLDEN STATE BANCORP INC. FORM OF ELECTION

     THIS FORM MUST BE RETURNED WITH YOUR STOCK CERTIFICATES. DO NOT SIGN
                                 CERTIFICATES.



(1) Total GSB Shares you        You must mark either Box
 own  [          ]              (5), (6) or (7) to
(2) Taxpayer ID                 participate in the
No.  [          ]               Election.
(3) Corrected Taxpayer ID       (5) [_] Mark this box for
No.                                          Stock
(4) W-9                                      Consideration
Certification/Substitute                     for all of
Form W-9:                                    your GSB
                                             Shares
  By signing below, I                        subject to
  certify under penalties                    possible
  of perjury that my                         proration.
  Taxpayer ID No. listed        OR
  above is accurate for         (6) [_] Mark this box for
  IRS W-9 purposes and,                      Cash
  if the box labeled                         Consideration
  EXEMPT is checked, that                    for all of
  I am not and have not                      your GSB
  been notified by the                       Shares
  IRS that I am subject                      subject to
  to backup withholding.                     possible
                                             proration.
   ----------------------       OR
   [_] EXEMPT                   (7) [_] Mark this box for
                                             a
                                             combination
                                             of Stock
                                             Consideration
                                             and Cash
                                             Consideration.
                                             Insert the
                                             number of
                                             GSB Shares
                                             for which
                                             you elect
                                             Stock
                                             Consideration
                                             subject to
                                             possible
                                             proration.

                                        ----------------------------------------
                                (8) [_] For lost
                                            certificates,
                                            mark this box
                                            and complete
                                            Box A on back.
                                (9) [_] For a name
                                            change, mark
                                            this box and
                                            complete Box
                                            B on back.

                                (10)
                                    ---------------------------------------
                                               Signature of Owner

                                (11)
                                    ---------------------------------------
                                            Signature of Co-Owner, if
                                                       any

                                (12)
                                    ----------------------  ---------------
                                      Daytime Phone #       Evening Phone #

If you elect to participate in the Election and your shares of Golden State Bancorp Inc. ("GSB Shares") are held in certificated form, we must receive a properly completed Form of Election, together with your GSB share certificate(s) (unless you follow the procedures for guaranteed delivery) and any other required documents at one of the addresses below prior to 5:00 PM New
York City time on [          ], 2002.


                               MAILING ADDRESSES

By Mail:                   By Overnight Courier:      By Hand:
(First Class, Registered   (FedEx, Airborne, UPS,
 or Certified)             DHL, USPS Express Mail)



Delivery of the Form of Election to an address other than those set forth above will not constitute a valid delivery to the Exchange Agent.

If you send certificate(s) representing GSB Shares with the Form of Election by mail, it is recommended that you use registered mail insured for 2% of the market value ($20.00 minimum), return receipt requested.

                      To Change the Name on Your Account

1. Tender all GSB Share certificates issued to your account.

2. Provide the exact name, address, and Social Security Number or Taxpayer ID Number of the new owner in Box B below. If you need more room, please list the information on a separate sheet.

3. All registered owners must sign the form below exactly as names currently appear on the Form of Election. Signatures must be Medallion Guaranteed. A Medallion Guarantee may be executed by a commercial or savings bank, trust company, credit union or brokerage firm. A Notary Public seal is not acceptable).


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- -

                                     Box A
                    ELECTION OF LOST GSB SHARE CERTIFICATES


 By signing the front of this Form of Election, I certify that I am the lawful owner of the GSB Shares described on the front of this Form of Election. I have made a diligent search for the certificate(s), and I have been unable to find it (them). I hereby agree (for myself, my heirs, assigns and personal representatives), in consideration of the exchange of the GSB Shares represented by the certificate(s), to completely indemnify, protect and hold harmless [SAFECO Surety Company (the "Surety"), EquiServe Trust Company, N.A.,] Citigroup Inc., Golden State Bancorp Inc. and their respective affiliates (collectively the "Obligees") from and against all losses, costs and damages which the Obligees may be subject to, or liable for, in respect to the cancellation and exchange of the certificate(s). I agree that this Form of Election is delivered to accompany Bond of Indemnity #[5926165] underwritten by [SAFECO Surety Company] to protect the foregoing Obligees. I agree to surrender the certificate(s) for cancellation if I find it (them) at any time.


 Replacement Fee Calculation for Lost GSB Share Certificate(s): ______________ x $[____]________________ = $____________________
                                                     Shares Lost
                                                       Insurance Premium
                                                           Per Share
                                                                  Total Premium
                                                                       Due
                                                                     ($20.00
                                                                    Minimum)


  Please make your check (minimum amount of $20.00) payable to [SAFECO Surety
                     Company] and enclose with this form.

      We will not be able to complete your exchange without this premium.


-------------------------------------------------------------------------------------------------------------------------
                                Box B                                                        Box C
                      CHANGE OF NAME ON ACCOUNT                                       Guaranteed Delivery

If you want your Citigroup Inc. common stock to be issued in another    If tendered GSB Shares are being delivered
name, fill in this section with the information for the new account     pursuant to a notice of guaranteed delivery,
name. If you need more room, please use a separate sheet.               provide the following information.

                                         Medallion Signature Guarantee
---------------------------------------
Name (Please Print First, Middle & Last
Name)

---------------------------------------
Address (Number & Street)

---------------------------------------  -----------------------------  ---------------------------------------------------
Address (City, State & Zip Code)         Signature of Current Owner     Date of Execution of Notice of Guaranteed Delivery

---------------------------------------  -----------------------------  ---------------------------------------------------
New Account's Social Security/Taxpayer   Signature of Co-Owner, if any  Name of Institution that Guaranteed Delivery
ID No.

                          INSTRUCTIONS FOR COMPLETING

                             THE FORM OF ELECTION



   These instructions are for the accompanying Form of Election for the shares of common stock of Golden State Bancorp Inc. ("GSB Shares"). All elections are subject to the terms of the merger agreement that was furnished to stockholders
as part of the proxy statement-prospectus dated [          ], 2002.



   As described in the proxy statement-prospectus, we cannot guarantee that you will receive the form of payment that you elect. It is very important that you complete, sign and return the Form of Election to Citibank, N.A., the Exchange
Agent, before 5:00 P.M. New York City time on [          ], 2002, the Election
Deadline. Please use the enclosed [green] envelope, addressed to the Exchange Agent, to return the Form of Election, together with all of your GSB Share certificates or submit your shares by book-entry transfer (see below). All GSB Share certificates must be submitted no matter what election you make, unless the procedure for book-entry transfer is followed (see below).


Shares Held by a Broker, Bank or Other Nominee; Book-entry Transfer

   If some of your shares are held in "street name" by a broker, bank or other nominee, please wait for instructions from your broker, bank or other nominee on what to do with those shares, and follow those instructions. These shares may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Exchange Agent. These instructions may require that you and your broker, bank or other nominee complete and deliver, to the Exchange Agent, the enclosed Notice of Guaranteed Delivery. In completing the Notice of Guaranteed Delivery, you or your broker, bank or other nominee should check the applicable box on the Notice of Guaranteed Delivery to indicate that the shares will be tendered by book-entry transfer, and provide the DTC Account Number and Transaction Code Number in the applicable spaces.

Account Information


   The front of the Form of Election shows the registration of your account and the number of shares owned by you as reflected on the records of Golden State at the time of mailing these instructions.



   Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.


W-9 Certification

   Certify that the Social Security Number or Taxpayer ID Number printed on the form is correct. Regardless of whether you have previously furnished a Social Security Number, Taxpayer ID Number or the certification on Form W-9 with respect to dividend payments, you must again furnish this number on the W-9 Certification.


   If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Form of Election, you must include your full title and send us proper evidence of your authority to submit the form to exchange the GSB Shares.



   Any disputes regarding your election or the elections made by other Golden State stockholders will be resolved by Citigroup, whose decision will be final for all parties concerned. Citigroup has the absolute right to reject any and all Forms of Election which it determines are not in proper form or to waive defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Form of Election promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

Election Options and Required Signatures


   The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your GSB Shares. However, because the number of Citigroup shares and the amount of cash to be issued in the merger are fixed, we cannot guarantee that you will receive the form of merger consideration that you elect. Stockholders receiving any Citigroup common stock as consideration in the merger will receive cash in lieu of any fractional shares of Citigroup common stock. For more information, please refer to the
proxy statement-prospectus dated [          ], 2002. Regardless of the option
you choose, your stock certificates or notice of guaranteed delivery must be returned with the completed and duly executed Form of Election for your election to be valid. If you do not hold shares in certificated form, you are still required to complete and return the Form of Election (please contact your broker for more information).


  Payment Options

   Select from the following options:


      5. Stock consideration, subject to possible proration



      6. Cash consideration, subject to possible proration



      7. Stock consideration, subject to possible proration, for the designated number of shares, and cash consideration, subject to possible proration, for the remainder of your shares


  Required Signatures


   All stockholders listed on the account must sign the Form of Election. Please be sure to include your daytime telephone number.



   UNLESS YOU ARE REPORTING LOST CERTIFICATES, ARE CHANGING THE NAME ON YOUR ACCOUNT, OR ARE TENDERING PURSUANT TO A NOTICE OF GUARANTEED DELIVERY, YOU NEED NOT CONTINUE TO BACK OF THE FORM. HOWEVER, BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:


      (1) Verify the election you have chosen;

      (2) Sign, date and include your daytime phone number;

      (3) Verify the Social Security Number or Taxpayer ID Number printed on the form and sign the W-9 certification; and


      (4) Include your GSB Share certificates along with the Form of Election in the enclosed [green] envelope.


Box A:  Election of Lost GSB Share Certificates

   Complete Box A if you are unable to locate any or all of your GSB Share certificates.

Box B:  Change of Name on Account


   If you want your shares of Citigroup common stock registered in, and/or your check made payable to, a name or names different from the name(s) printed on the Form of Election, please follow the instructions below.

   First, print the name(s) and address(es) of the person(s) to receive the shares of Citigroup common stock and/or check in the space provided. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your GSB Share certificate(s), if applicable, and your Form of Election.


  Name change due to marriage or transfer of ownership to another individual:


   1. Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.



  Stockholder whose name is printed on the Form of Election is deceased. You are the executor or administrator of the estate:


   1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

   2. Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor only:

   1. Provide a certified (under raised seal) copy of death certificate.

   2. Survivor's signature (signature guarantee is not necessary in this case).

  The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor and adding a name:

   1. Provide a certified (under raised seal) copy of death certificate.

   2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  The account is a custodial account and the former minor has reached the legal age of majority:

   1. The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

   2. Provide a certified (under raised seal) copy of the birth certificate for the former minor.

  If the request is being made by the minor who has now reached the age of majority:

   1. The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  You want to have the account registered in the name of a trust:


   1. Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.


   2. Provide a copy of the first and last pages of the trust agreement.

   If your circumstances differ from those listed above, or if you have any
other questions, please contact the Exchange Agent at [          ] (toll free).

Box C:  Notice of Guaranteed Delivery


   Complete this area if you are not delivering your GSB Share certificate(s) with the Form of Election and will be completing the enclosed Notice of Guaranteed Delivery. Shareholders whose certificate(s) for GSB Shares are not immediately available or who cannot deliver their certificates for GSB Shares to the Exchange Agent on or prior to the Election Deadline or for Book-Entry Confirmation may make an effective election for their GSB Shares by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered GSB Shares or Book-Entry Confirmations, as the case may be, together with a properly completed and duly executed Form of Election (or a manually signed facsimile thereof), together with any required signature guarantees, and any other documents required by this Form of Election, must be received by the Exchange Agent by 5:00 p.m., New York City time, on the date that is two business days after the Election Deadline. Please read the Notice of Guaranteed Delivery for more information.

                             DELIVERY INSTRUCTIONS

                            The Exchange Agent is:

                                Citibank, N.A.


                     By Mail:           By Facsimile Transmission:
             (First Class, Registered
                   or Certified)                (   )   -
                                          To Confirm Facsimile
                                              Transmission:
                                              (For Eligible
                                           Institutions Only)

                                                (   )   -

               By Overnight Courier:            By Hand:
              (FedEx, Airborne, UPS,
              DHL, USPS Express Mail)